April 25, 2022
Richard S. Ressler
Orchard Capital Corporation
6922 Hollywood Blvd., Suite 900
Los Angeles, California 90024
Re:    Letter Agreement Dated April 1, 2001
Dear Richard:
With reference to that certain Letter Agreement, dated April 1, 2001 (the “Letter Agreement”), by and between Orchard Capital Corporation and Ziff Davis, Inc. (as successor in interest to j2 Communications, Inc.), both parties by signature below hereby agree that the Letter Agreement is hereby terminated effective May 10, 2022, at 9:30 a.m. Eastern Time; provided, that Sections 4, 5 and 6 of Annex A to the Letter Agreement shall survive termination of the Letter Agreement.
Sincerely,

ZIFF DAVIS, INC.

By	/s/ Jeremy D. Rossen
	Name:	Jeremy D. Rossen
	Title:	Executive Vice President & General Counsel

ORCHARD CAPITAL CORPORATION

By	/s/ Richard S. Ressler
	Name:	Richard S. Ressler
	Title:	President

114 5th Avenue New York, 15th Floor, NY 10011 NASDAQ: ZD www.ziffdavis.com